Exhibit 99.1

EndeavorRx®, World’s First and Only Prescription Video Game Treatment, Secures FDA Label Expansion for Pediatric ADHD Patients Aged 13-17

Akili’s Clinically Proven Digital Medicine Now Authorized for Children 8-17, Opening Option to More Patients as Ongoing Stimulant Shortage Persists

BOSTON, Mass–(BUSINESS WIRE)—December 18, 2023 – Akili, Inc. (Nasdaq: AKLI), a leading digital medicine company, today announced that it has received authorization from the U.S. Food and Drug Administration (FDA) to expand the label for EndeavorRx® from 8 to 12 year-old patients with primarily inattentive or combined-type ADHD who have a demonstrated attention issue to include older children aged 13 - 17. This increased age range is expected to more than double the number of pediatric patients with ADHD who are now eligible for EndeavorRx – the only FDA-authorized, game-based digital therapeutic – with a prescription from a healthcare provider. (Akili also offers a non-prescription product for adults with ADHD, using the same technology, EndeavorOTC™.)

The clinical study on which the FDA’s label expansion authorization for EndeavorRx is based involved 162 adolescents with a verified diagnosis of inattentive or combined-type ADHD who all received EndeavorRx for 4 weeks and subsequently demonstrated significant improvements in TOVA®-measured* attentional control.

“This latest FDA authorization marks another significant milestone for Akili and the Endeavor products, and more importantly it provides access to adolescents, who have been disproportionately impacted by the ongoing mental health crisis,” said Dr. Scott Kollins PhD, Chief Medical Officer at Akili. “Our pivotal study for adolescents demonstrates that EndeavorRx is a safe and effective treatment option for millions of kids and teens struggling with ADHD – particularly important given the ongoing stimulant medication shortage.”

In the same study, adolescents using EndeavorRx also saw significant improvement in clinician-rated ADHD symptoms, as measured by the Attention Deficit Hyperactive Disorder Rating Scale-5 (ADHD-RS) inattention subscale and total scale scores. ADHD-RS is a clinician-administered questionnaire based on information collected from the child’s caregiver. Following treatment, participants in the study showed significant improvement on both the inattention subscale and total score of the ADHD-RS (p<0.0001 for both). A prespecified responder analysis also showed that 27.1% of all participants in the study demonstrated at least a 30% reduction in total scores on the ADHD-RS, a finding similar to the initial STARS-ADHD trial in 8-12 year old children with ADHD (24%). Statistically significant improvements were also observed for parent and child ratings of attention improvement, as well as parent ratings of function across a number of domains, including peer relationships, academic functioning, behavioral functioning, homework functioning, and self-esteem. Overall, 4 (2.5%) participants experienced a treatment-emergent adverse device event (3 decreased frustration tolerance, 1 headache; all mild or moderate). There were no serious adverse device events.

About EndeavorOTC and EndeavorRx

Akili’s suite of cognitive treatment products for ADHD includes EndeavorOTC and EndeavorRx. EndeavorOTC is a digital therapeutic indicated to improve attention function, ADHD symptoms and quality of life in adults 18 years of age and older with primarily inattentive or combined-type ADHD. EndeavorOTC utilizes the same proprietary technology underlying EndeavorRx, a prescription digital therapeutic indicated to improve attention function in children ages 8-17. EndeavorOTC is available under the U.S. Food and Drug Administration’s current Enforcement Policy for Digital Health Devices for Treating Psychiatric Disorders During the Coronavirus Disease 2019 (COVID-19) Public Health Emergency. EndeavorOTC has not been cleared or authorized by the U.S. Food and Drug Administration for any indications. It is recommended that patients speak to their health care provider before starting EndeavorOTC treatment. No serious adverse events have been reported in any of our clinical studies. To learn more, visit EndeavorOTC.com.

EndeavorRx is indicated to improve attention function as measured by computer-based testing in children ages 8 to 17 years old with primarily inattentive or combined-type ADHD, who have a demonstrated attention issue. Patients who engage with EndeavorRx demonstrate improvements in a digitally assessed measure Test of Variables of Attention (TOVA®) of sustained and selective attention and may not display benefits in typical behavioral symptoms, such as hyperactivity. EndeavorRx should be considered for use as part of a therapeutic program that may include clinician-directed therapy, medication and/or educational programs, which further address symptoms of the disorder. EndeavorRx is available by prescription only. It is not intended to be used as a stand-alone therapeutic and is not a substitution for a child’s medication. The most common side effect observed in children in EndeavorRx’s clinical trials was a feeling of frustration, as the game can be quite challenging at times. No serious adverse events were associated with its use. EndeavorRx is recommended to be used for approximately 25 minutes a day, 5 days a week, over initially at least 4 consecutive weeks, or as recommended by your child’s health care provider. To learn more about EndeavorRx, please visit EndeavorRx.com.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device, but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “prepare,” “pursue,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements in this press release related to: our expectations regarding the number of pediatric patients with ADHD who can now access EndeavorRx and our ability to expand the use of EndeavorRx in those patients in connection with the label expansion for EndeavorRx to include adolescents ages 13 to 17 with ADHD; that the adoption and efficacy of EndeavorRx in patients aged 13 to 17 with ADHD will be similar to younger patients; and that the results of our clinical studies are predictive of future clinical trials or results. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: our ability to continue to commercialize EndeavorRx in patients aged 13 to 17; our ability to obtain regulatory clearance from FDA to convert our products to over-the-counter-labeling; our ability to successfully create, and navigate, a new category of medicine and to achieve broad adoption of digital therapeutics among customers and healthcare providers; our ability to continue to advance our clinical development pipeline; our ability to defend our intellectual property and satisfy various FDA and other regulatory requirements in and outside of the United States; the risk of adverse macroeconomic or political changes and a changing regulatory landscape in the highly competitive industry in which we operate; the timing and results expected from our and our partners’ clinical trials and our reliance on third parties for certain aspects of our business; and other risks identified in our current filings and any subsequent filings made with the Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing our views as of any subsequent date. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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*	Test of Variables of Attention

Akili and EndeavorOTC are trademarks of, and EndeavorRx is a registered trademark of, Akili, Inc. TOVA is a registered trademark of The TOVA Company. All rights reserved.

Media Contacts

Akili, Inc.:

Garth Chouteau

garth@akiliinteractive.com

Launch Squad:

akili@launchsquad.com